UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2022, Tracy Nazzaro notified the Chairman of the Board of Directors of Edible Garden AG Incorporated (the “Company”) of her decision to resign, effective immediately, from her position as a member of the Boards of Directors of the Company. Ms. Nazzaro’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following the Company’s notification to the Nasdaq Stock Market LLC (“Nasdaq”) on July 28, 2022, the Company received a notification from Nasdaq on August 1, 2022 that, as a result of Ms. Nazzaro’s resignation, the Company was no longer in compliance with (i) Nasdaq Listing Rule 5605(b)(1), which requires the Board to be comprised of a majority of independent directors; and (ii) Nasdaq Listing Rule 5605(c)(2), which requires the audit committee to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for audit committee members. Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company intends to take action to satisfy these Nasdaq Listing Rules prior to the expiration of the cure period at the earlier of the Company’s next annual stockholder meeting or July 27, 2023.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 2, 2022	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

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